Exhibit 99.1
March 22, 2006
Conning Capital Partners VI, LP
100 Pearl Street, 17th Floor
Hartford, CT 06103
Attn.: David Young

Re:	Securities Purchase Agreement, dated January 31, 2003 (the “Securities Purchase Agreement”), among NYMAGIC, INC. (the “Company”) and Conning Capital Partners VI, LP (“CCP”).
Gentlemen:
     Reference is made to the Purchase Agreement and capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the in the Purchase Agreement.
     CCP is the holder of the Options issued pursuant to the Purchase Agreement and the Company and CCP desire to extend the term of the Options until December 31, 2010 and to amend the number of Option Shares that may be issued upon the exercise of the Options to Three Hundred Thousand (300,000) Option Shares. In accordance herewith, the Company and CCP agree to amend and restate the Option in the form of Exhibit A hereto (the “Amended and Restated Option”). Upon delivery of the Amended and Restated Option, CCP will surrender the Option originally issued with the Purchase Agreement for cancellation. The Company and CCP hereby confirm that the Option Shares issuable pursuant to the Amended and Restated Option will continue to constitute Registrable Securities as defined in the Registration Rights Agreement.
     Please execute below to confirm your consent to the transactions contemplated hereby.

Very Truly Yours,

NYMAGIC, INC.

By:	/s/ A. George Kallop
A. George Kallop
President and Chief Executive Officer

The foregoing is acknowledged and agreed:

CONNING CAPITAL PARTNERS VI, L.P.
By:	Conning Investment Partners VI, LP
By:	CCPGPLP, LLC

By:	/s/ David W. Young
Name: David W. Young
Title: Manager